UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 15, 2012 (Date of earliest event reported: October 15, 2012)

EPL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana	70170
(Address of principal executive offices)	(Zip Code)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

On October 15, 2012, EPL Oil & Gas, Inc. (“EPL” or the “Company”) commenced a private offering of $250.0 million principal amount of its senior unsecured notes due 2018 (the “Notes”). The offering is being made to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”) and in offshore transactions pursuant to Regulation S under the Securities Act. Certain information contained in the preliminary offering circular dated October 15, 2012 relating to the proposed private offering of the Notes (the “Preliminary Offering Circular”) is set forth in this report below.

June 30, 2011 Proved Reserves for Hilcorp Properties

As previously disclosed, EPL has agreed to acquire certain shallow-water oil and natural gas interests (the “Hilcorp Properties”) from Hilcorp Energy GOM Holdings, LLC (“Hilcorp”) through the purchase of 100% of the issued and outstanding member interests of Hilcorp Energy GOM, LLC, a wholly owned subsidiary of Hilcorp, pursuant to that certain Purchase and Sale Agreement (the “PSA”) by and between the Company and Hilcorp dated September 14, 2012 (the “Hilcorp Acquisition”), and subject to the terms and conditions set forth in the PSA. The purchase price for the Hilcorp Acquisition is subject to customary adjustments to reflect an economic effective date of July 1, 2012. The Hilcorp Acquisition is subject to customary closing conditions, but is not subject to a financing condition.

W.D. Von Gonten & Co., independent petroleum engineers, has issued a report on the net proved oil and gas reserves attributable to the Hilcorp Properties as of July 1, 2012 (the “WDVG Report”). Based on the WDVG Report, the proved reserves attributable to the Hilcorp Properties at July 1, 2012 stood at approximately 38.7 Mmboe, of which 49% was oil and 59% was proved developed reserves comprised of 53% oil. According to the WDVG Report, the present value of the future net cash flows before income taxes of the Hilcorp Properties estimated proved oil and natural gas reserves at July 1, 2012, using a discount rate of 10% (PV-10), was approximately $842 million as calculated consistent with SEC guidelines and pricing.

PV-10 is considered a non-GAAP financial measure as defined by the SEC. We believe that the presentation of PV-10 is relevant and useful to our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. Because the standardized measure is dependent on the unique tax situation of each company, our calculation may not be comparable to those of our competitors. Because of this, PV-10 can be used within the industry and by creditors and securities analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis. Tax bases in the Hilcorp Properties will be determined subsequent to the closing of the Hilcorp Acquisition and will be based on the estimated fair values of the assets acquired as determined by expert valuation consultants whose work has not yet commenced. As a result, neither the determination of standardized measure or a reasonable estimate thereof is practicable at this time.

2013 Capital Budget and Decreasing Leverage

The Company strives to maintain a conservative financial position, sufficient liquidity and a strong balance sheet. The Company establishes its capital spending on exploration and development with a goal to remain within cash flow from operations, allowing free cash flow from current and acquired assets to provide natural delevering. The Company’s 2012 capital budget is $217 million (excluding plugging and abandonment expenditures). In order to maintain financial flexibility, the Company plans to fund its 2013 fiscal year exploration and development capital budget entirely with cash flow from operations. Although the Company’s 2013 capital budget has not been formally approved, the Company expects that its capital budget (excluding plugging and abandonment expenditures) will be approximately $300 million. Additionally, the Company’s operational control enables the Company to manage the timing of a substantial portion of its capital investments. The Company may fund any future acquisitions with a combination of cash on hand, borrowings under its revolving credit facility and issuances of debt and equity securities under the Company’s universal shelf registration statement that became effective under the Securities Act of 1933 in July 2011. EPL has a long-term leverage target of $6-7/Boe of proved reserves.

Commodity Price Risk

Since June 30, 2012, EPL has entered additional fixed-price oil and gas swap contracts as summarized below:

	Oil Contracts		Gas Contracts
Contract Term	Daily Average Volume (Bbls)	Average Swap Price ($/Bbl)	Daily Average Volume (Mmbtu)	Average Swap Price ($/Mmbtu)
January 2013—June 2013	2,500	$101.76	—	—
July 2013—December 2013	1,003	$101.42	—	—
January 2014—December 2014	1,000	$100.20	5,000	$4.01

Subsequent to June 30, 2012, in connection with entering a fixed-price oil swap, the Company terminated a 2013 collar covering 500 Bbls per day.

Pursuant to the terms of the PSA, Hilcorp Energy GOM, LLC, entered, on the Company’s behalf, fixed-price oil and natural gas swaps as follows:

	Oil Contracts		Gas Contracts
Contract Term	Daily Average Volume (Bbls)	Average Swap Price ($/Bbl)	Daily Average Volume (Mmbtu)	Average Swap Price ($/Mmbtu)
November 2012—December 2012	3,500	$111.75	14,492	$3.13
January 2013—December 2013	2,662	$108.60	8,562	$3.51

Third Quarter 2012

The Company has not yet finalized its third quarter operational and financial results, and the Company’s independent accounting firm has not yet begun its review of the Company’s third quarter financial statements. Based on the Company’s preliminary expectations, which are subject to revisions as it finalizes its results, the Company estimates that its net production, general and administrative expenses and lease operating expenses for the third quarter, exclusive of the results of the pending Hilcorp Acquisition, will be within the following guidance: 8,000 to 8,500 Bbls/d of oil (including NGLs), 9,000 to 11,000 Mcf/d of natural gas, $23.5 to $24.5 million in lease operating expenses and $5.1 to $5.7 million in general and administrative expenses. These estimates reflect modest negative impacts to production and expenses resulting from the effects of Hurricane Isaac. The Company anticipates releasing its full results for the third quarter in November 2012.

Financing of the Hilcorp Acquisition

On October 15, 2012, EPL issued a press release announcing the launch of the private placement of the Notes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference to this Item 7.01.

The net proceeds from the Notes offering will be deposited into escrow pending completion of the Hilcorp Acquisition. Upon release of the net proceeds from escrow at the closing of the Hilcorp Acquisition, EPL intends to use such net proceeds, together with borrowings under its revolving credit facility, to fund a portion of the purchase price and related expenses of the Hilcorp Acquisition. The Company currently has a $200 million borrowing base under its $250 million revolving credit facility, which the Company entered into in February 2011, and which will be increased as described below at the time that the Hilcorp Acquisition is completed. On September 14, 2012, the Company obtained a commitment from BMO Capital Markets and its affiliates to provide the financing necessary to complete the Hilcorp Acquisition, including an increase in the Company’s revolving credit facility from $250 million to $750 million. The borrowing base under this expanded credit facility will be increased from $200 million to $437.5 million in conjunction with the closing of the Hilcorp Acquisition.

EPL is furnishing the information contained in this report pursuant to Regulation FD as promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, unless EPL specifically incorporates it by reference in a document filed under the Exchange Act or the Securities Act. By filing this report on Form 8-K and furnishing this information, EPL makes no admission as to the materiality of any information in this report or that any such information includes material investor information that is not otherwise publicly available.

The information contained in this report is intended to be considered in the context of EPL’s SEC filings and other public announcements that EPL may make, by press release or otherwise, from time to time. EPL disclaims any current intention to revise or update the information contained in this report, although EPL may do so from time to time as our management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information contained in this report is neither an offer to sell nor the solicitation of an offer to buy any of the Notes. The Notes that the Company intends to offer will not be registered under the Securities Act, or any state securities laws and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Press Release, dated October 15, 2012, announcing the launch of the private placement of the Notes.

*	Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2012

EPL OIL & GAS, INC.

By:	/s/ David P. Cedro
David P. Cedro
Senior Vice President, Chief Accounting Officer, Treasurer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release, dated October 15, 2012, announcing the launch of the private placement of the Notes.

*	Furnished herewith